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                                                               Exhibit 10(xxxii)

                    AMENDMENT TO DEFERRED COMPENSATION PLANS

      I, Patrick J. Walsh, as Administrator of the Merrill Lynch & Co., Inc. Amended and Restated 1994 Deferred Compensation Agreement for a Select Group of Eligible Employees, the Merrill Lynch & Co., Inc. 1995 Deferred Compensation Plan for a Select Group of Eligible Employees, and the Merrill Lynch & Co., Inc. 1996 Deferred Compensation Plan for a Select Group of Eligible Employees (collectively, the "Deferred Compensation Plans"), having determined, following consultation with Counsel, that such amendment will not adversely affect the Participants of the Deferred Compensation Plans, do hereby amend Sections 5.1, 5.2(a) and 5.4(d) in each of the Deferred Compensation Plans as follows:

Section 5.1 of the Plans has been amended to add the following paragraph at the end thereof:

      "Notwithstanding Section 3.1(b) hereof, any Participant may change his or her original election regarding the timing and method of payment under the Plan, prior to September 30, 1996 to an election to receive the Account Balance in at least 11 but no more than 15 annual installment payments ("modified installment payments"), such modified installment payments to commence on the last business day in March in the year following the Participant's Retirement or death (the "Initial Payment Date"). The modified installment payments shall be computed in accordance with the last sentence of the first paragraph of this Section 5.1 and will in all other respects be treated like regular installment payments under the Plan. By electing modified installment payments, the Participant agrees that at any time prior to the last day of February immediately preceding a Participant's Initial Payment Date (the "Determination Date"), ML & Co. shall have the right, without the consent of the Participant or any beneficiary, to change the Participant's method of payment to 11 annuitized payments ("annuitized payments"), in the event that the Administrator, in his sole discretion, determines that such a change is necessary or appropriate in order to preserve the intended state tax benefits of the modified installment payments to the Participant or any beneficiary. In the event that the Administrator determines that annuitized payments shall be made, the amount of the annuitized payments will be determined by applying the Discount Rate, as defined below, to the Account Balance as of the Determination Date to create a stream of 11 equal annual payments. If annuitized payments are to be made, then the Account Balance shall cease to be adjusted pursuant to Sections 3.4 (b) and (c) as of the Determination Date (except that a pro rata Annual Charge will be deducted from the Account Balance prior to calculation of the annuitized payments to cover the fraction of the Fiscal Year preceding the Determination Date) and the Company's only obligation to the Participant shall be to make the annuitized payments when due. As used herein, Discount Rate shall mean ML & Co.'s then-applicable after-tax cost of borrowing and is defined as (A) x (B), where (A) is equal to 1 minus ML & Co.'s then-effective tax rate, expressed as a decimal, and (B) is equal to the sum of: (i) the annual yield on the then-current 5-year U.S. Treasury Note, and (ii) a
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spread (which will not be less than 0.10%) indicative of ML & Co.'s borrowing cost for transactions of similar structure and average maturity to the annuity, as determined by ML & Co. Except as provided in this paragraph and in Sections
3.5 and 5.5 hereof, such changed election, once made, will be irrevocable as provided in Section 3.1 (b)."

Section 5.2(a) of the Plans has been amended in its entirety to read as follows:

      "(a) Death or Retirement. Upon a Participant's death or Retirement prior to payment, the Account Balance will be paid, in accordance with the Participant's elections and as provided in Section 5.1, to the Participant (in the event of Retirement) or to the Participant's beneficiary (in the event of death); provided, however, that in the event that a beneficiary of the Participant's Account is the Participant's estate or is otherwise not a natural person, then (i) if the Participant has elected a regular payment election pursuant to the first paragraph of Section 5.1, the applicable portion of the Account Balance will be paid in a single payment to such beneficiary notwithstanding any election of installment payments, and (ii) if the Participant has elected modified installment payments pursuant to the second paragraph of Section 5.1, the applicable portion of the Account Balance will continue to be payable as modified installment payments or annuitized payments, as the case may be, but only to a single person consisting of the administrator or executor of the Participant's estate or another person lawfully designated by the administrator or executor (and in the event no such person is designated within a reasonable time, payment will be made in a lump sum)."

Section 5.4(d) of the Plans has been amended in its entirety to read as follows:

      "(d) If the Beneficiary Dies During Payment. If a beneficiary who is receiving or is entitled to receive payments hereunder dies after the Participant dies, but before all the payments have been made, the portion of the Account Balance to which that beneficiary was entitled will be paid as soon as practicable in one lump sum to such beneficiary's estate and not to any contingent beneficiary the Participant may have designated; provided, however, that if the beneficiary was receiving modified installment payments or annuitized payments pursuant to the second paragraph of Section 5.1, the applicable portion of the Account Balance will continue to be paid as modified installment payments or annuitized payments, as the case may be, but only to a single person consisting of the administrator or executor of the beneficiary's estate or another person lawfully designated by the administrator or executor (and in the event no such person is designated within a reasonable time, payment will be made in a lump sum)."

                                                   _____________________________
                                                   Patrick J. Walsh
                                                   Administrator

Date:         September 18, 1996